Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Andrew Gordon, is the President, Chief Executive Officer and Chief Financial Officer of Coffee Holding Co., Inc. (the “Company”).

This statement is being furnished in connection with the filing by the Company of the Company’s Quarterly Report on Form 10-Q for the period ended July 31, 2026 (the “Report”).

By execution of this statement, I certify that:

(A)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(B)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

This statement is authorized to be attached as an exhibit to the Report so that this statement will accompany the Report at such time as the Report is filed with the Securities and Exchange Commission, pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, 18 U.S.C. Section 1350. It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Coffee Holding Co., Inc. and will be retained by Coffee Holding Co., Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: September 11, 2026	By:	/s/ Andrew Gordon
Andrew Gordon
President, Chief Executive Officer, Chief Financial Officer and Treasurer (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)